Exhibit (n)(3)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Earl Hunt, Eric Rosenberg, Kristin Hester, Ryan Del Giudice and Adam Eling with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Apollo Debt Solutions BDC, (i) the registration statement on Form N-2 or any other appropriate form (including amendments or supplements thereto), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 20th day of April, 2026.

/s/ Earl Hunt	Trustee, Chief Executive Officer and Chairperson
Earl Hunt

/s/ Eric Rosenberg	Chief Financial Officer
Eric Rosenberg

/s/ Kristin Hester	Chief Legal Officer and Secretary
Kristin Hester

/s/ Ryan Del Giudice	Chief Compliance Officer
Ryan Del Giudice

/s/ Adam Eling	Chief Operating Officer
Adam Eling

/s/ Meredith Coffey	Trustee
Meredith Coffey

/s/ Christine Gallagher	Trustee
Christine Gallagher

/s/ Michael Porter	Trustee
Michael Porter

/s/ Carl J. Rickertsen	Trustee
Carl J. Rickertsen

/s/ Sheryl Schwartz	Trustee
Sheryl Schwartz